Exhibit 99.1

Booking Holdings Reports Financial Results for 1st Quarter 2021

NORWALK, CT – May 5, 2021. . . Booking Holdings Inc. (NASDAQ: BKNG) today reported its 1st quarter 2021 financial results. First quarter gross travel bookings for Booking Holdings Inc. (the "Company," "Booking Holdings," "we," "our" or "us"), which refers to the total dollar value, generally inclusive of taxes and fees, of all travel services booked by its customers, net of cancellations, were $11.9 billion, a decrease of 4% from the prior year (approximately a 6% decrease on a constant-currency basis). Room nights booked in the 1st quarter decreased 20% from the prior year. The Company's results for the 1st quarter of 2021 and 2020 have been significantly and negatively impacted due to the COVID-19 pandemic and the resulting economic conditions and government restrictions.
Booking Holdings' total revenues for the 1st quarter of 2021 were $1.1 billion, a 50% decrease from the prior year (approximately a 51% decrease on a constant-currency basis). The Company reported a net loss of $55 million in the 1st quarter of 2021, compared with a net loss of $699 million in the 1st quarter of 2020. The results for the 1st quarter of 2021 include net gains on marketable equity securities of $32 million while the results for the 1st quarter of 2020 include net losses on marketable equity securities of $307 million. Additionally, in the 1st quarter of 2020, the Company recorded an impairment charge of $489 million related to OpenTable and KAYAK goodwill and $100 million related to an investment in equity securities. Net loss in the 1st quarter of 2021 was $1.34 per diluted common share, compared with net loss per diluted common share of $17.01 in the 1st quarter of 2020.
Non-GAAP net loss in the 1st quarter of 2021 was $215 million, compared with non-GAAP net income in the 1st quarter of 2020 of $156 million. Non-GAAP net loss in the 1st quarter of 2021 was $5.26 per diluted common share, compared with non-GAAP net income of $3.77 per diluted common share in the 1st quarter of 2020. Non-GAAP net (loss) income includes adjustments to exclude net gains or losses on marketable equity securities and foreign currency transaction gains on the remeasurement of Euro-denominated debt that was not designated as a hedging instrument, in both periods, and the goodwill and investment impairments in the 1st quarter of 2020. Adjusted EBITDA for the 1st quarter of 2021 was a loss of $195 million, compared with adjusted EBITDA of $290 million in the 1st quarter of 2020. The section below under the heading "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release, and the attached financial and statistical supplement reconciles non-GAAP financial results with Booking Holdings' financial results under GAAP.
"We saw encouraging signs of improving booking trends in the first quarter that continued into April with notable strength in the U.S.," said Glenn Fogel, Chief Executive Officer of Booking Holdings. "While we expect there will be continued volatility in the recovery of global travel demand, our teams across Booking Holdings will continue their hard work to strengthen the positioning of our company and execute against our key strategic priorities."

Non-GAAP Financial Measures
The Unaudited Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operating results.
To supplement the Unaudited Consolidated Financial Statements, the Company uses the following non-GAAP financial measures: adjusted EBITDA, non-GAAP net (loss) income, non-GAAP net (loss) income per diluted common share and free cash flow (net cash provided by operating activities less capital expenditures). The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
The Company uses non-GAAP financial measures for financial and operational decision-making and as a basis to evaluate performance and set targets for employee compensation programs. The Company believes that these non-
GAAP financial measures are useful for analysts and investors to evaluate the Company's ongoing operating performance because they facilitate comparison of the Company's results for the current period to those of prior periods and to those of its competitors (though other companies may calculate similar non-GAAP financial measures differently from those calculated by the Company). These non-GAAP financial measures, in particular adjusted EBITDA, non-GAAP net (loss) income and free cash flow are not intended to represent funds available for Booking Holdings' discretionary use and are not intended to represent or to be used as a substitute for operating loss, net loss or net cash used in operating activities as measured under GAAP. The items excluded from these non-GAAP measures but included in the calculation of their closest GAAP equivalent, are significant components of the Company's consolidated statements of operations and cash flows and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP net (loss) income is net loss with the following adjustments:
•     excludes the impact of impairment of goodwill,
•excludes gains and losses on marketable equity securities,
•     excludes the impact, if any, of significant gains or losses on the sale of and impairment or credit losses on investments in available-for-sale debt securities and significant gains or losses on the sale of and valuation adjustments on investments in equity securities without readily determinable fair values,
•excludes foreign currency transaction gains or losses on the remeasurement of Euro-denominated debt that is not designated as a hedging instrument for accounting purposes,
•excludes amortization expense of intangible assets,
•excludes noncash interest expense related to the amortization of debt discount on our convertible debt,
•excludes the impact of net unrecognized tax benefit related to Italian tax matters, and
•     the income tax impact of the non-GAAP adjustments mentioned above.
In addition to the adjustments listed above regarding non-GAAP net (loss) income, adjusted EBITDA excludes depreciation expense, interest and dividend income, and to the extent not included in the adjustments listed above, interest expense and income tax benefit. In the event the Company reports a GAAP net loss but a non-GAAP net income, anti-dilutive shares that are excluded from the GAAP weighted-average number of diluted common shares outstanding are included in the non-GAAP weighted-average number of diluted common shares outstanding.
We evaluate certain operating and financial measures on both an as-reported and constant-currency basis.  We calculate constant currency by converting our current-year period results for transactions recorded in currencies other than U.S. Dollars using the corresponding prior-year period monthly average exchange rates rather than the current-year period monthly average exchange rates.
The attached financial and statistical supplement includes reconciliations of our financial results under GAAP to non-GAAP financial information for the three months ended March 31, 2021 and 2020.

Information About Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements reflect the views of the Company's management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, "may," "will," "should," "could," "aims," "seeks," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," and "continue," reflecting something other than historical fact are intended to identify forward-looking statements.
The following factors, among others, could cause the Company's actual results to differ materially from those described in the forward-looking statements:
-- the adverse impact of the COVID-19 pandemic on the Company's business, financial performance and travel demand, generally;
-- adverse changes in general market conditions for travel services, including the effects of macroeconomic conditions, terrorist attacks, natural disasters, health concerns, civil or political unrest or other events outside our control;
-- any adverse impacts on our business, operations and/or reputation as a result of any utilization of COVID-19-related governmental stimulus or aid packages;
-- the effects of competition;
-- any adverse impact on our business, operations and/or reputation as a result of the implementation or management of restructurings;
-- any write-downs or impairments of goodwill or intangible assets related to acquisitions or investments, any increases in provisions for expected credit losses on receivables from and cash advances made to our travel service provider and restaurant partners and any increases in cash outlays to refund consumers for prepaid reservations;
-- adverse changes in relationships with travel service providers and restaurants and other third parties on which we     are dependent;
-- our ability to attract and retain qualified personnel;
-- IT systems-related failures, data privacy risks and obligations, and/or security breaches;
-- fluctuations in foreign currency exchange rates and other risks associated with doing business in multiple currencies;
-- our ability to successfully manage growth and expand our global business;
-- our ability to respond to and keep up with the rapid pace of technological and market changes;
-- our performance marketing efficiency and the general effectiveness of our marketing efforts;
-- any change by our search and meta-search partners in how they present travel search results or conduct their auctions for search placement in a manner that is competitively disadvantageous to us; and
-- tax, legal and regulatory risks.
For a detailed discussion of these and other factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements, please refer to the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequently filed Quarterly Reports on Form 10-Q. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Booking Holdings Inc.
Booking Holdings (NASDAQ: BKNG) is the world’s leading provider of online travel and related services, provided to consumers and local partners in more than 220 countries and territories through six primary brands: Booking.com, Priceline, agoda, Rentalcars.com, KAYAK and OpenTable. The mission of Booking Holdings is to make it easier for everyone to experience the world.

For more information, visit BookingHoldings.com and follow us on Twitter @BookingHoldings.
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For Press Information: Leslie Cafferty (203) 299-8128 leslie.cafferty@bookingholdings.com
For Investor Relations: John Longstreet (203) 299-8806 john.longstreet@bookingholdings.com

Booking Holdings Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share data)

	March 31, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,151	$10,562
Short-term investments (Available-for-sale debt securities: Amortized cost of $500 at March 31, 2021 and December 31, 2020)	500	501
Accounts receivable, net (Allowance for expected credit losses of $94 and $166, respectively)	586	529
Prepaid expenses, net (Allowance for expected credit losses of $20 and $22, respectively)	286	337
Other current assets	585	277
Total current assets	14,108	12,206
Property and equipment, net	734	756
Operating lease assets	480	529
Intangible assets, net	1,762	1,812
Goodwill	1,882	1,895
Long-term investments (Includes available-for-sale debt securities: Amortized cost of $225 at March 31, 2021 and December 31, 2020)	3,788	3,759
Other assets, net (Allowance for expected credit losses of $36 and $33, respectively)	901	917
Total assets	$23,655	$21,874
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$570	$735
Accrued expenses and other current liabilities	1,350	1,382
Deferred merchant bookings	643	323
Short-term debt	3,905	985
Total current liabilities	6,468	3,425
Deferred income taxes	1,111	1,127
Operating lease liabilities	331	366
Long-term U.S. transition tax liability	923	923
Other long-term liabilities	128	111
Long-term debt	9,930	11,029
Total liabilities	18,891	16,981
Commitments and contingencies
Stockholders' equity:
Common stock, $0.008 par value, Authorized shares: 1,000,000,000 Issued shares: 63,562,095 and 63,406,451, respectively	—	—
Treasury stock, 22,511,172 and 22,446,897 shares, respectively	(24,274)	(24,128)
Additional paid-in capital	5,965	5,851
Retained earnings	23,233	23,288
Accumulated other comprehensive loss	(160)	(118)
Total stockholders' equity	4,764	4,893
Total liabilities and stockholders' equity	$23,655	$21,874

Booking Holdings Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)

	Three Months Ended March 31,
	2021	2020
Agency revenues	$717	$1,424
Merchant revenues	373	659
Advertising and other revenues	51	205
Total revenues	1,141	2,288
Operating expenses:
Marketing expenses	461	851
Sales and other expenses	112	377
Personnel, including stock-based compensation of $109 and $6, respectively	552	484
General and administrative	119	201
Information technology	87	78
Depreciation and amortization	113	117
Restructuring and other exit costs	8	—
Impairment of goodwill	—	489
Total operating expenses	1,452	2,597
Operating loss	(311)	(309)
Interest expense	(98)	(64)
Other income (expense), net	131	(349)
Loss before income taxes	(278)	(722)
Income tax benefit	(223)	(23)
Net loss	$(55)	$(699)
Net loss applicable to common stockholders per basic common share	$(1.34)	$(17.01)
Weighted-average number of basic common shares outstanding (in 000's)	40,973	41,093
Net loss applicable to common stockholders per diluted common share	$(1.34)	$(17.01)
Weighted-average number of diluted common shares outstanding (in 000's)	40,973	41,093

Booking Holdings Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended March 31,
	2021	2020
OPERATING ACTIVITIES:
Net loss	$(55)	$(699)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	113	117
Provision for expected credit losses and chargebacks	—	262
Deferred income tax benefit	(50)	(97)
Net (gains) losses on marketable equity securities	(32)	307
Stock-based compensation expense and other stock-based payments	113	11
Operating lease amortization	45	46
Amortization of debt discount and debt issuance costs	16	14
Unrealized foreign currency transaction gains on Euro-denominated debt	(91)	(33)
Impairment of goodwill	—	489
Impairment of investment	—	100
Other	(4)	2
Changes in assets and liabilities:
Accounts receivable	(72)	760
Prepaid expenses and other current assets	(258)	(445)
Deferred merchant bookings and other current liabilities	114	(1,135)
Other long-term assets and liabilities	(46)	(79)
Net cash used in operating activities	(207)	(380)
INVESTING ACTIVITIES:
Purchase of investments	—	(72)
Proceeds from sale and maturity of investments	—	1,885
Additions to property and equipment	(65)	(80)
Net cash (used in) provided by investing activities	(65)	1,733
FINANCING ACTIVITIES:
Proceeds from the issuance of long-term debt	2,015	—
Payments for repurchase of common stock	(137)	(1,281)
Other financing activities	(9)	—
Net cash provided by (used in) financing activities	1,869	(1,281)
Effect of exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	(7)	(21)
Net increase in cash and cash equivalents and restricted cash and cash equivalents	1,590	51
Total cash and cash equivalents and restricted cash and cash equivalents, beginning of period	10,582	6,332
Total cash and cash equivalents and restricted cash and cash equivalents, end of period	$12,172	$6,383
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$216	$762
Cash paid during the period for interest	$66	$68

Booking Holdings Inc.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In millions, except share and per share data) (1)

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA		Three Months Ended March 31,
		2021	2020
	Net loss	$(55)	$(699)

(a)	Depreciation and amortization	113	117
(b)	Impairment of goodwill	—	489
(a)	Interest and dividend income	(4)	(32)
(a)	Interest expense	98	64
(c)	Net (gains) losses on marketable equity securities	(32)	307
(d)	Impairment of investment	—	100
(e)	Foreign currency transaction gains on the remeasurement of certain Euro-denominated debt	(91)	(33)
(a)	Income tax benefit	(223)	(23)
	Adjusted EBITDA	$(195)	$290
	Adjusted EBITDA as a % of Total Revenues	(17.1)%	12.7%

RECONCILIATION OF NET LOSS TO NON-GAAP NET (LOSS) INCOME AND NON-GAAP NET (LOSS) INCOME PER DILUTED COMMON SHARE		Three Months Ended March 31,
		2021	2020
	Net loss	$(55)	$(699)

(b)	Impairment of goodwill	—	489
(c)	Net (gains) losses on marketable equity securities	(32)	307
(d)	Impairment of investment	—	100
(e)	Foreign currency transaction gains on the remeasurement of certain Euro-denominated debt	(91)	(33)
(f)	Amortization of intangible assets	41	43
(g)	Debt discount amortization related to convertible debt	12	12
(h)	Net unrecognized tax benefit related to Italian tax matters	16	—
(i)	Tax impact of Non-GAAP adjustments	(105)	(62)
	Non-GAAP Net (loss) income	$(215)	$156
	Weighted-average number of diluted common shares outstanding (in 000's)	40,973	41,352
	Non-GAAP Net (loss) income per diluted common share	$(5.26)	$3.77

RECONCILIATION OF GAAP TO NON-GAAP WEIGHTED-AVERAGE DILUTED COMMON SHARES OUTSTANDING		Three Months Ended March 31,
		2021	2020
	GAAP weighted-average number of diluted common shares outstanding (in 000's)	40,973	41,093
(j)	Adjustment for anti-dilutive shares (in 000's)	—	259
	Non-GAAP weighted-average number of diluted common shares outstanding (in 000's)	40,973	41,352

RECONCILIATION OF NET CASH USED IN OPERATING ACTIVITIES TO FREE CASH FLOW		Three Months Ended March 31,
		2021	2020
	Net cash used in operating activities	$(207)	$(380)
(k)	Additions to property and equipment	(65)	(80)
	Free cash flow	$(272)	$(460)
	Free cash flow as a % of Total Revenues	(23.8)%	(20.1)%

(1) Amounts may not total due to rounding.

Notes:
(a)	Amounts are excluded from Net loss to calculate Adjusted EBITDA.
(b)	Impairment of goodwill related to the OpenTable and KAYAK reporting unit is recorded in Operating expenses and excluded from Net loss to calculate Non-GAAP Net (loss) income and Adjusted EBITDA.
(c)	Net gains or losses on marketable equity securities are recorded in Other income (expense), net and excluded from Net loss to calculate Non-GAAP Net (loss) income and Adjusted EBITDA.
(d)	Impairment of investment in Didi Chuxing equity securities is recorded in Other income (expense), net and excluded from Net loss to calculate Non-GAAP Net (loss) income and Adjusted EBITDA.
(e)	Foreign currency transaction gains on the remeasurement of Euro-denominated debt that is not designated as a hedging instrument for accounting purposes is recorded in Other income (expense), net and excluded from Net loss to calculate Non-GAAP Net (loss) income and Adjusted EBITDA.
(f)	Amortization of intangible assets is recorded in Depreciation and amortization and excluded from Net loss to calculate Non-GAAP Net (loss) income.
(g)	Noncash interest expense related to the amortization of debt discount on convertible debt is recorded in Interest expense and excluded from Net loss to calculate Non-GAAP Net (loss) income.
(h)	Net unrecognized tax benefit related to Italian tax matters is recorded in Income tax benefit and excluded from Net loss to calculate Non-GAAP Net (loss) income.
(i)	Reflects the tax impact of Non-GAAP adjustments above which is excluded from Net loss to calculate Non-GAAP Net (loss) income.
(j)	Reflects shares that are excluded from the GAAP weighted-average number of diluted common shares outstanding, as these shares are anti-dilutive given the GAAP net loss.
(k)	Cash used for additions to property and equipment is included in the calculation of Free cash flow.

For a more detailed discussion of the adjustments described above, please see the section in this press release under the heading "Non-GAAP Financial Measures" which provides definitions and information about the use of non-GAAP financial measures.

Booking Holdings Inc.
Statistical Data
In millions(1)
(Unaudited)

Units Sold	1Q19	2Q19	3Q19	4Q19	1Q20	2Q20	3Q20	4Q20	1Q21
Room Nights	217	213	223	191	124	28	127	76	99
Year/Year Growth (Decline)	10.3%	11.8%	11.0%	11.8%	(42.8)%	(86.7)%	(43.1)%	(60.4)%	(20.1)%

Rental Car Days	18	21	21	16	12	2	9	8	10
Year/Year (Decline) Growth	(1.3)%	1.2%	8.5%	11.9%	(36.4)%	(90.4)%	(55.6)%	(52.2)%	(15.1)%

Airline Tickets	2	2	2	2	2	1	2	2	3
Year/Year Growth (Decline)	4.4%	2.4%	(2.5)%	11.3%	(8.0)%	(69.7)%	(9.3)%	4.0%	62.1%

Gross Bookings(2)	1Q19	2Q19	3Q19	4Q19	1Q20	2Q20	3Q20	4Q20	1Q21
Agency	$19,678	$18,638	$18,118	$14,218	$8,320	$1,535	$9,521	$5,098	$8,704
Merchant	5,732	6,401	7,163	6,495	4,073	771	3,861	2,215	3,232
Total	$25,410	$25,039	$25,281	$20,713	$12,393	$2,306	$13,382	$7,313	$11,935

Gross Bookings Year/Year (Decline) Growth
Agency	(4.4)%	(2.4)%	(4.8)%	(6.6)%	(57.7)%	(91.8)%	(47.4)%	(64.1)%	4.6%
Merchant	29.3%	33.2%	36.5%	50.3%	(28.9)%	(88.0)%	(46.1)%	(65.9)%	(20.7)%
Total	1.6%	4.8%	4.1%	5.9%	(51.2)%	(90.8)%	(47.1)%	(64.7)%	(3.7)%
Constant-currency Basis	8%	10%	7%	7%	(50)%	(91)%	(48)%	(65)%	(6)%

	1Q19	2Q19	3Q19	4Q19	1Q20	2Q20	3Q20	4Q20	1Q21
Total Revenues	$2,837	$3,850	$5,040	$3,339	$2,288	$630	$2,640	$1,238	$1,141
Year/Year (Decline) Growth	(3.1)%	8.9%	3.9%	3.9%	(19.3)%	(83.7)%	(47.6)%	(62.9)%	(50.2)%
Constant-currency Basis	3%	14%	7%	5%	(17)%	(83)%	(49)%	(63)%	(51)%

(1)Amounts may not total due to rounding.

(2) Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations.